Exhibit 99.1




Case Name: Interstate Bakeries
Corporation & All                                               Case No:
Subsidiaries                                                    04-45814-jwv-11
                                                                ---------------

                  Consolidated Monthly Operating Report Summary
                  ---------------------------------------------
                For The Four Weeks Ended and as of July 29, 2006
                ------------------------------------------------

REVENUE
-------
Gross Income                                                 $219,081,731
Less Cost of Goods Sold                                       112,287,167
   Ingredients, Packaging & Outside
        Purchasing                         $57,228,565
   Direct & Indirect Labor                  42,825,641
   Overhead & Production Administration     12,232,961
Gross Profit
                                                              106,794,564
                                                            -------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                              -
Selling & Delivery Employee Salaries       52,176,556
Advertising and Marketing                   1,768,044
Insurance (Property, Casualty, & Medical)  12,037,074
Payroll Taxes                               4,492,928
Lease and Rent                              3,017,862
Telephone and Utilities                     1,030,016
Corporate Expense (Including Salaries)      6,192,800
Other Expenses                             29,571,219  (i)

Total Operating Expenses                                      110,286,499
                                                             ------------
             EBITDA                                            (3,491,935)
Restructuring & Reorganization Charges      2,586,356  (ii)
Depreciation and Amortization               5,437,455
Abandonment                                         -
Other( Income)/Expense                           (615)
Gain/Loss Sale of Prop                              -
Interest Expense                            3,850,696
Operating Income (Loss)                                       (15,365,827)
Income Tax Expense (Benefit)                 (318,084)
                                                             ------------
Net Income (Loss)                                             (15,047,743)
                                                             ============


CURRENT ASSETS
--------------
   Accounts Receivable at end of period                      $141,651,814
   Increase (Decrease) in Accounts Receivable for period       (9,366,954)
   Inventory at end of period                                  65,786,839
   Increase (Decrease) in Inventory for period                    135,302
   Cash at end of period                                       72,941,876  (iii)
    Increase (Decrease) in Cash for period                     72,941,876  (iii)
   Restricted Cash                                             88,300,821   (iv)
   Increase (Decrease) in Restricted Cash for period            1,846,889

LIABILITIES
   Increase (Decrease) Liabilities Not Subject
        to Compromise                                          11,386,732    (v)
   Increase (Decrease) Liabilities  Subject
        to Compromise                                         (13,231,414)   (v)
   Taxes payable:
        Federal Payroll Taxes              $ 9,385,575
        State/Local Payroll Taxes            2,634,626
        State Sales Taxes                      802,825
        Real Estate and
            Personal Property Taxes         12,131,299
       Other (see attached supplemental
            schedule)                        4,793,893
       Total Taxes Payable                                     29,748,218

See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental Schedule for period ended
July 29, 2006



               Description                        Amount
               -----------                        ------

      Use Tax                              $        707,438
      Accr. Franchise Tax                         1,361,820
      Other Taxes                                 2,724,635
                                                -----------

      Total Other Taxes Payable            $      4,793,893
                                                ===========


                                                 1st Period           YTD
                                                 ----------           ---

(i) Other Expenses included the following items:

      Employee benefit costs                     13,636,086        27,032,389
      Facility costs (excluding lease             1,114,974         2,075,294
      expense)
      Distribution/transportation costs          11,735,712        23,294,552
      Local promotional costs                       944,894         1,857,743
      Miscellaneous                               2,139,553         4,474,427
                                           -----------------------------------
                                           $     29,571,219  $     58,734,405
                                           =================   ===============

(ii) Restructuring and reorganization expenses for the period included:

       Restructuring expenses
           (Gain)/loss on sale of assets           (875,730)         (875,730)
           Asset impairments                         23,875            23,875
           Other                                    581,317           909,784
       Reorganization expenses
           Professional fees                      2,823,864         5,078,545
           Interest income                         (410,747)         (585,419)
           Adjustments to lease rejection           116,420           117,120
       expense
           KERP & restructuring bonus plans         327,357           654,714
           (Gain)/loss on sale of assets                  0                 0
                                            ---------------     -------------
                                           $      2,586,356  $      5,322,889
                                            ===============     =============




(iii) As first disclosed in the company's monthly operating report for the period ended March 4, 2006, we have reclassified in accordance with GAAP our negative book cash balances for certain of the banks at which we maintain accounts. Accordingly, the ending cash balances of $72.9 million at July 29, 2006 does not reflect $22.4 million of issued and outstanding checks classified in accounts payable. Had we not implemented this accounting reclassification, our reported cash balance would have been $50.5 million.

(iv) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession credit facility. Subsequent to the end of the period presented, the Company amended its debtor-in-possession credit facility to, among other items, extend its maturity date and allow the Company to use for general corporate purposes fifty percent of the restricted cash previously unavailable to the Company. For a further description of these amendments to the debtor-in-possession credit facility, please refer to the Company's Current Report on Form 8-K filed on August 30, 2006.

(v) Liabilities subject to compromise as reported on this MOR is $13.2 million less than the total reflected in the prior period principally due to a fiscal 2005 reclassification to liabilities not subject to compromise of reclamation claims totalling approximately $9.5 million in recognition of such claims' priority status in our bankruptcy proceedings. Liabilities subject to compromise was also reduced by approximately $5.5 million due to adjustments to our fiscal 2005 financials based upon a review of the current status of jurisdictional audits for pre-petition taxes payable. Offsetting these reductions, liabilities subject to compromise increased by $1.6 million due to the inclusion of additional liabilities recorded in fiscal 2005 based upon the bankruptcy claims resolution process.


Note: Capital expenditures for the period totaled approximately $1.0 million. Fiscal year-to-date capital spending through July 29, 2006 totaled $1.6 million. These expenditure levels are significantly lower than historic capital spending levels prior to the commencement of the pending bankruptcy reorganization proceedings.

            EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                     CONSOLIDATED MONTHLY OPERATING REPORT
                           DATED AS OF JULY 29, 2006


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended July 29, 2006 and balances of and period changes in certain of the Company's accounts as of July 29, 2006, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004, 2005 and 2006 Annual Reports on Form 10-K and the fiscal 2005, 2006 and 2007 Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR does not reflect certain quarter and year end adjustments that are generally recorded upon review of major accounts prior to the end of each quarterly filing period. In addition, items included in these results for the period ended July 29, 2006 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2004, 2005 and 2006 Annual Reports on Form 10-K and its fiscal 2005, 2006 and 2007 Quarterly Reports on Form 10-Q.

     The table below summarizes selected financial results as reported on the Monthly Operating Reports for the 4 week and fiscal year-to-date periods ended July 29, 2006.

                                          Four Weeks            Fiscal
                                            Ended           Year - to - Date
                                        July 29, 2006         July 29, 2006
                                       ---------------------------------------

         Gross Income                       $219,081,731         $458,118,775
         Less: Cost of Goods Sold            112,287,167          227,894,814
                                       ---------------------------------------
         Gross Profit                        106,794,564          230,223,961
         Less: Operating Expenses            110,286,499          225,752,164
                                       ---------------------------------------
         EBITDA                              (3,491,935)            4,471,797

         Restructuring and
         Reorganization Charges                2,586,356            5,322,888
         Depreciation and Amortization         5,437,455           10,874,910
         Other (Income)/Expense                    (615)              (2,169)
         Abandonment                                   0               11,821
         Interest Expense                      3,850,696            8,088,535
                                       ---------------------------------------
         Operating Loss                     (15,365,827)         (19,824,188)
         Income Tax Expense (Benefit)          (318,084)            (636,168)
                                       ---------------------------------------

         Net Loss                          $(15,047,743)        $(19,188,020)
                                       =======================================

3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

     a. The Company has not completed the process of reconciling and identifying its pre- and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

     b. This MOR may not reflect all non-cash asset valuation charges that could be identified due to financial circumstances leading to our bankruptcy filing on September 22, 2004 and our restructuring activities undertaken during fiscal 2005 and 2006. We have not yet completed our fiscal 2006 quarterly reviews for impaired operating assets. We may be required to reflect additional impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

     c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

     d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

     e. Certain items related to results presented herein are under research and may impact results presented herein. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, the MOR does not reflect certain quarterly and year end adjustments as explained above.

4. The Company has not yet completed the preparation of its fiscal 2004, 2005 or 2006 financial statements and related regulatory filings and further work on these financials could impact results as presented.

5. The following items are included in liabilities subject to compromise at period end:

                                                                (In thousands)
     Trade accounts payable                                        $128,855
     Deferred compensation plan liabilities                           3,383
     Supplemental executive retirement plan (SERP) liabilities       10,621
     Legal reserves                                                  12,910
     Domestic and income taxes payable                                9,178
     General liability claims not collateralized                      2,600
     Convertible bonds and accrued interest                         100,667
     Settlement of capital lease transaction                          6,124
     Pre-petition outstanding checks                                  1,124
     Operating lease rejections                                       3,510
     Other                                                            6,544
                                                                  -----------
                                                                   $285,516
                                                                  ===========

     We are currently researching the potential classification of certain liabilities as "liabilities subject to compromise". These liabilities include, but are not limited to: a) certain deferred compensation/long-term disability accruals; b) SERP plan accruals; c) general liability self-insurance reserves; d) restructuring reserves; e) reserves for legal matters; f) environmental reserves; g) domestic tax liabilities; h) capital lease liabilities; i) long-term debt and convertible bonds and related interest accruals and debt fees; j) restricted stock liabilities; k) income taxes payable, and l) liabilities related to the reconciliation of bankruptcy claims. Such items may be reflected differently in future financial statements based upon this research. See footnote V on the face of this MOR regarding significant changes to the liabilities subject to compromise classifications previously presented.

6. As of July 29, 2006 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. There were $104.9 million of letters of credit outstanding as of July 29, 2006, which were partially collateralized by $88.3 million of restricted cash as shown on the MOR. The amount of the credit facility available for borrowing was $62.5 million as of July 29, 2006. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.